EXHIBIT 10.1

PHILADELPHIA CONSOLIDATED HOLDING CORP.
STOCK OPTION

KNOW ALL MEN BY THESE PRESENTS that Philadelphia Consolidated Holding Corp. (The “Company”) having adopted an Amended and Restated Employees’ Stock Incentive and Performance Based Compensation Plan (the “Plan”), hereby grants «First» «Last» (the “Optionee”) the right and option to purchase «Share» shares of the Common Stock of the Company pursuant to such Plan and in accordance with the following terms and conditions:

     1. The option granted herein is a Non-Qualified Option as to «Share» shares, and shall become exercisable in accordance with the provisions in Annex 1 hereto.

     2. The unexercised portion of the option granted herein shall automatically and without notice terminate and become null and void at the time of the earliest of the following to occur:

a.	the expiration of ten years from the date on which this option is granted;

b.	the expiration of 30 days from the date of termination of the Optionee’s employment with the Company; provided that if the Optionee shall die during such 30-day period, the provisions of sub-paragraph c. below shall apply;

c.	the expiration of six months after the issuance of letters testamentary or letters of administration to the executor or administrator of the Optionee if the Optionee’s death occurs either during his employment with the Company or during the 30-day period following the date of termination of such employment, but not later than one Year after the Optionee’s death;

d.	the termination of the Optionee’s employment with the Company for cause, including a breach by the Optionee of an employment agreement with the Company or any of its subsidiaries or the Optionee’s commission of a felony or misdemeanor (whether or not prosecuted) against the Company or any of its subsidiaries.

     3. The option granted herein shall be exercised by the Optionee (or by his executors or administrators, as provided in paragraph 7) as to all or part of the shares covered hereby, by the giving of written notice of such exercise to the Company at its principal business office, specifying the number of share to be purchased and specifying a business day (the “exercise date”), not less than 5 days nor more than 15 days from the date such notice is given, for the payment of the purchase price against delivery of the shares being purchased. The giving of such written notice to the Company shall constitute an irrevocable election to purchase the number of shares specified in the notice, which may be specifically enforced by the Company.

     The Company shall cause certificates for the shares so purchased to be delivered to the Optionee or his executors or administrators at its principal business office, against payment to the Company on the exercise date of the purchase price, and all income taxes required to be withheld by the Company with respect to such purchase.

     4. The purchase price of the shares which may be purchased pursuant to the option granted herein shall be «dollar» per share.

     5. Neither the Optionee nor his executors or administrators shall have any of the rights of a stockholder of the Company with respect to the shares subject to this option until a certificate or certificates for such shares shall have been issued upon the exercise of this option.

     6. The option granted herein shall not be transferable by the Optionee other than to his executors or administrators by will or the laws of descent and distribution, and during the Optionee’s lifetime shall be exercisable only by him.

     7. In the event of the Optionee’s death during his employment with the Company, or during the 30-day period following the date of termination of such employment pursuant to paragraph 2 b., this option shall thereafter be exercisable, as provided in paragraph 2 c., only by his executors or administrators.

     8. In the event of any stock split, stock dividend, reclassification of capitalization which changes the character or amount of the Company’s outstanding Common Stock while any portion of this option is outstanding but unexercised, the Stock Option Committee appointed under the Plan shall make such adjustments in the character and number of shares subject to such unexercised portion of this option, and in the option price, as shall be equitable and appropriate in order to make the option, as nearly as may be practicable, equivalent to this option immediately prior to such change; provided that no adjustment shall give the Optionee any additional benefits under this option.

     If the Company participates in any transaction resulting in a corporate merger, consolidation, acquisition of property or stock, separation, re-organization or liquidation, the Board of Directors of the Company or any surviving or acquiring corporation shall take such action as is equitable and appropriate to substitute a new option for this option, or to assume this option, in order to make the new option, as nearly as may be practicable, equivalent to this option.

     9. The Optionee, by his acceptance hereof, represents and warrants to the Company that his purchase of shares of Common Stock upon the exercise hereof shall be for investment and not with a view to distribution, provided that this representation and warranty shall be inoperative if, in the opinion of counsel to the company, a proposed sale or distribution of such shares is pursuant to an applicable effective registration statement under the Securities Act of 1933 or without such representation and warranty is exempt from registration under such Act.

     The Optionee agrees that the obligation of the Company to issue shares upon the exercise of an option shall also be subject as conditions precedent to compliance with applicable provisions of the Securities Act of 1933, the Securities Exchange Act of 1934, state securities laws, rules and regulations under any of the foregoing and applicable requirements of any securities exchange upon which the Company’s securities shall be listed.

     The Company may endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Optionee upon the exercise of this option.

     10. As used herein, the term “employment with the Company” shall include employment with the Company or with any of its subsidiaries.

     IN WITNESS WHEREOF, the Company has caused these presents to be signed by its officer duly authorized thereto and its corporate seal to be affixed as of this «Day» day of «Month».

PHILADELPHIA CONSOLIDATED HOLDING CORP.

By:

President
ATTEST:
ACCEPTED AND AGREED TO:

By:

Optionee